Exhibit 99.1

AVITA Medical to Announce Fiscal Fourth Quarter 2021 Financial Results

August 12, 2021

VALENCIA, Calif., and MELBOURNE, Australia, Aug. 12, 2021 (GLOBE NEWSWIRE) — AVITA Medical, Inc. (NASDAQ: RCEL, ASX: AVH), a regenerative medicine company that is developing and commercializing a technology platform that enables point-of-care autologous skin restoration for multiple unmet needs, announced today it plans to release its fiscal fourth quarter 2021 financial results after the market closes on Thursday, August 26, 2021. In conjunction with such release, the Company plans to host a conference call and webcast on August 26 at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time (being 6:30 a.m. Australian Eastern Standard Time on Friday, August 27) to discuss its financial results and recent highlights.

Interested parties may access the live call via telephone by dialing (833) 614-1538 for domestic callers or (706) 634-6548 for international callers, using conference ID: 3858364. The live webinar of the call may be accessed by visiting the Events section of the Company’s website at ir.avitamedical.com. A replay of the webinar will be available on the Company’s website shortly after the conclusion of the call.

Authorized for release by the Chief Financial Officer of AVITA Medical, Inc.

ABOUT AVITA MEDICAL, INC.

AVITA Medical is a regenerative medicine company with a technology platform positioned to address unmet medical needs in burns, chronic wounds, and aesthetics indications. AVITA Medical’s patented and proprietary collection and application technology provides innovative treatment solutions derived from the regenerative properties of a patient’s own skin. The medical devices work by preparing a RES ® REGENERATIVE EPIDERMAL SUSPENSION, an autologous suspension comprised of the patient’s skin cells necessary to regenerate natural healthy epidermis. This autologous suspension is then sprayed onto the areas of the patient requiring treatment.

AVITA Medical’s first U.S. product, the RECELL ® System, was approved by the U.S. Food and Drug Administration (FDA) in September 2018. The RECELL System is indicated for use in the treatment of acute thermal burns. The RECELL System is used to prepare Spray-On Skin™ Cells using a small amount of a patient’s own skin, providing a new way to treat severe burns, while significantly reducing the amount of donor skin required. The RECELL System is designed to be used at the point of care alone or in combination with autografts depending on the depth of the burn injury.

Compelling data from randomized, controlled clinical trials conducted at major U.S. burn centers and real-world use in more than 10,000 patients globally reinforce that the RECELL System is a significant advancement over the current standard of care for burn patients and offers benefits in clinical outcomes and cost savings. Healthcare professionals should read the INSTRUCTIONS FOR USE—RECELL® Autologous Cell Harvesting Device (https://recellsystem.com/) for a full description of indications for use and important safety information including contraindications, warnings, and precautions.

In international markets, our products are marketed under the RECELL System brand to promote skin healing in a wide range of applications including burns, chronic wounds, and aesthetics. The RECELL System is TGA-registered in Australia and received CE-mark approval in Europe. To learn more, visit www.avitamedical.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This letter includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “intend,” “could,” “may,” “will,” “believe,” “estimate,” “look forward,” “forecast,” “goal,” “target,” “project,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this letter include, but are not limited to, statements concerning, among other things, our ongoing clinical trials and product development activities, regulatory approval of our products, the potential for future growth in our business, and our ability to achieve our key strategic, operational and financial goal. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this letter is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the timing of regulatory approvals of our products; physician acceptance, endorsement, and use of our products; failure to achieve the anticipated benefits from approval of our products; the effect of regulatory actions; product liability claims; risks associated with international operations and expansion; and other business effects, including the effects of industry, economic or political conditions outside of the company’s control. Investors should not place considerable reliance on the forward-looking statements contained in this letter. Investors are encouraged to read our publicly available filings for a discussion of these and other risks and uncertainties. The forward-looking statements in this letter speak only as of the date of this release, and we undertake no obligation to update or revise any of these statements.

This press release was authorized by the review committee of AVITA Medical, Inc.

FOR FURTHER INFORMATION:

U.S. Media Sam Brown, Inc. Christy Curran Phone +1-615-414-8668 christycurran@sambrown.com	Investors Westwicke Partners Caroline Corner Phone +1-415-202-5678 caroline.corner@westwicke.com

O.U.S. Media Rudi Michelson Phone +61 (0)3 9620 3333 Mobile +61 (0)411 402 737 rudim@monsoon.com.au